Exhibit 5.1

135 Commonwealth Drive
Menlo Park, California 94025
Tel: (650) 328-4600 Fax: (650) 463-2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
	Chicago	Orange County
	Frankfurt	Paris
	Hamburg	San Diego
June 2, 2005	Hong Kong	San Francisco
	London	Shanghai
	Los Angeles	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
Network Appliance, Inc.	New Jersey	Washington, D.C.
495 East Java Drive
Sunnyvale, California 94089	File No. 031492-0002

Re: Registration Statement on Form S-8; 121,446 Shares of Common Stock

Ladies and Gentlemen:

     In connection with the registration by Network Appliance, Inc., a Delaware corporation (the “Company”), of 121,446 shares of common stock, par value $0.001 per share (the “Shares”), of the Company to be issued pursuant to the Alacritus, Inc. 2005 Stock Plan (the “Plan”), under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on June 2, 2005 (the “Registration Statement”), you have requested our opinion set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Latham & Watkins LLP